                                                                     Exhibit 2.6

                            ASSET PURCHASE AGREEMENT

                                     between

                     ILLINOIS CONSOLIDATED TELEPHONE COMPANY

                                       and

                          ODIN TELEPHONE EXCHANGE, INC.

                                      dated

                                  June 14, 2001

                                TABLE OF CONTENTS

ARTICLE I......................................................................1

   Agreement to Sell and Purchase Assets.......................................1

      1.1      PERSONAL PROPERTY...............................................1
               -----------------
      1.2      REAL PROPERTY...................................................2
               -------------
      1.3      EXCLUDED ASSETS.................................................2
               ---------------

ARTICLE II.....................................................................2

   Purchase Price for Personal Property and Real Property......................2

      2.1      PURCHASE PRICE..................................................2
               --------------
      2.2      PAYMENT OF PURCHASE PRICE.......................................3
               -------------------------
      2.3      ALLOCATION OF PURCHASE PRICE....................................3
               ----------------------------

ARTICLE III....................................................................3

   Prorations, Closing Expenses and Other Adjustments..........................3

      PRORATIONS AND EXPENSES OF CLOSING.......................................3
      ----------------------------------

ARTICLE IV.....................................................................3

   Assumption of Liabilities...................................................3

      4.1      ASSUMPTION......................................................3
               ----------
      4.2      NON-ASSUMPTION..................................................3
               --------------

ARTICLE V......................................................................4

   Regulatory Consents.........................................................4

      5.1      APPLICATIONS TO THE ICC AND THE FCC.............................4
               -----------------------------------
      5.2      ICC AND FCC APPROVAL............................................4
               --------------------
      5.3      OTHER REGULATORY APPROVALS......................................4
               --------------------------

ARTICLE VI.....................................................................5

   Time and Place of Closing and Deliveries....................................5

      6.1      DATE OF CLOSING.................................................5
               ---------------
      6.2      PLACE OF CLOSING................................................5
               ----------------
      6.3      TIME OF CLOSING.................................................5
               ---------------
      6.4      DELIVERIES......................................................5
               ----------

ARTICLE VII....................................................................5

   Conditions Precedent to Obligations of Buyer................................5

      7.1      ICC, FCC AND OTHER APPROVAL.....................................5
               ---------------------------
      7.2      ADVERSE PROCEEDINGS.............................................5
               -------------------
      7.3      LICENSES........................................................5
               --------


                                       i
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      7.4      REPRESENTATIONS AND WARRANTIES..................................6
               ------------------------------
      7.5      RELEASE OF SECURITY INTERESTS...................................6
               -----------------------------
      7.6      TITLE INSURANCE.................................................6
               ---------------

ARTICLE VIII...................................................................7

   Conditions Precedent to Obligations of Seller...............................7

      8.1      ICC, FCC AND OTHER APPROVAL.....................................7
               ---------------------------
      8.2      REPRESENTATIONS AND WARRANTIES..................................7
               ------------------------------
      8.3      RELEASE OF SECURITY INTERESTS...................................7
               -----------------------------

ARTICLE IX.....................................................................7

   Waiver......................................................................7

ARTICLE X......................................................................7

   Additional Covenants of Seller and Buyer....................................7

      10.1     ACCESS..........................................................8
               ------
      10.2     CONDUCT OF BUSINESS.............................................8
               -------------------
      10.3     MAINTENANCE OF ASSETS...........................................8
               ---------------------
      10.4     DELIVERY AND RETENTION OF RECORDS...............................8
               ---------------------------------
      10.5     CONSENTS........................................................8
               --------
      10.6     TRANSFER TAXES..................................................8
               --------------
      10.7     NO SOLICITATION OR NEGOTIATION..................................8
               ------------------------------
      10.8     OTHER AGREEMENTS................................................8
               ----------------

ARTICLE XI.....................................................................8

   Representations and Warranties of Seller....................................8

      11.1     ORGANIZATION AND AUTHORITY......................................8
               --------------------------
      11.2     NO CONFLICT.....................................................9
               -----------
      11.3     BINDING OBLIGATION AND CONSENTS.................................9
               -------------------------------
      11.4     TITLE TO AND NATURE OF PERSONAL PROPERTY........................9
               ----------------------------------------
      11.5     REAL PROPERTY...................................................9
               -------------
      11.6     LITIGATION......................................................9
               ----------
      11.7     LICENSES.......................................................10
               --------
      11.8     CONTRACTS......................................................10
               ---------
      11.9     COMPLIANCE WITH LAWS...........................................10
               --------------------
      11.10    REGULATORY/ZONING COMPLIANCE...................................10
               ----------------------------
      11.11    ENVIRONMENTAL MATTERS..........................................11
               ---------------------
      11.12    NO MATERIAL ADVERSE CHANGE.....................................12
               --------------------------
      11.13    TAX MATTERS....................................................12
               -----------
      11.14    CUSTOMER ACCOUNTS RECEIVABLE...................................12
               ----------------------------
      11.15    BROKERS........................................................12
               -------
      11.16    MATERIAL DISCLOSURE............................................12
               -------------------

ARTICLE XII...................................................................12

   Representations and Warranties of Buyer....................................12

      12.1     ORGANIZATION AND AUTHORITY.....................................12
               --------------------------
      12.2     NO CONFLICT....................................................12
               -----------


                                       ii
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      12.3     BINDING OBLIGATIONS AND CONSENTS...............................12
               --------------------------------
      12.4     LITIGATION.....................................................13
               ----------

ARTICLE XIII..................................................................13

   Risk of Loss...............................................................13

ARTICLE XIV...................................................................13

   Indemnification............................................................13

      14.1     INDEMNIFICATION OF BUYER.......................................13
               ------------------------
      14.2     INDEMNIFICATION OF SELLER......................................13
               -------------------------
      14.3     LIMITATIONS OF LIABILITY.......................................14
               ------------------------
      14.4     SURVIVAL OF REPRESENTATIONS AND
               WARRANTIES AND COVENANTS AND OBLIGATIONS.......................14
               ----------------------------------------
      14.5     INDEMNIFICATION PROCEDURES.....................................14
               --------------------------

ARTICLE XV....................................................................15

   Sale of Subscriber List Information........................................15

      15.1     SALE OF SUBSCRIBER LIST INFORMATION BY BUYER...................15
               --------------------------------------------

ARTICLE XVI...................................................................15

   Termination................................................................15

      16.1     TERMINATION BY BUYER...........................................15
               --------------------
      16.2     TERMINATION BY SELLER..........................................15
               ---------------------
      16.3     FAILURE TO CLOSE BY DECEMBER 31, 2001..........................15
               -------------------------------------
      16.4     EFFECT OF TERMINATION..........................................15
               ---------------------

ARTICLE XVII..................................................................15

   Miscellaneous..............................................................15

      17.1     FURTHER ASSURANCES.............................................16
               ------------------
      17.2     SELLER'S CONTROL OVER BUSINESS.................................16
               ------------------------------
      17.3     EXPENSES.......................................................16
               --------
      17.4     SUCCESSORS AND ASSIGNS.........................................16
               ----------------------
      17.5     NOTICES........................................................16
               -------
      17.6     ENTIRE AGREEMENT...............................................17
               ----------------
      17.7     GOVERNING LAW..................................................17
               -------------
      17.8     AMENDMENTS.....................................................18
               ----------
      17.9     WAIVER OF COMPLIANCE WITH BULK TRANSFER LAWS...................18
               --------------------------------------------
      17.10    COUNTERPARTS...................................................18
               ------------
      17.11    SEVERABILITY...................................................18
               ------------
      17.12    HEADINGS.......................................................18
               --------
      17.13    CONSTRUCTION...................................................18
               ------------


                                      iii
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EXHIBITS

Exhibit A.....................................................................19

Exhibit B......................................................................1


SCHEDULES

   Bill of Sale...............................................................19

   Assignment and Assumption Agreement.........................................1

Schedule 1.1(i)................................................................3

   Tangible Personal Property..................................................3

MARTINSVILLE EXCHANGE..........................................................4

PLANT PROPERTY.................................................................4

MARTINSVILLE EXCHANGE..........................................................5

OUTSIDE PLANT PROPERTY.........................................................5

OBLONG EXCHANGE................................................................6

PLANT PROPERTY.................................................................6

OBLONG EXCHANGE................................................................7

OUTSIDE PLANT PROPERTY.........................................................7

Schedule 1.1(ii)...............................................................8

   Licenses, Permits and Authorizations of Illinois Commerce Commission........8

   Licenses, Permits and Authorizations of Federal Communications Commission...8

   Licenses, Permits and Authorizations of Other Regulatory Agencies or
   Municipalities..............................................................8

Schedule 1.1(iii)..............................................................9

   Leases, Contracts and Agreements............................................9


                                       iv
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Schedule 1.1(vii).............................................................10

   Leases, Licenses and Other Property Rights.................................10

Schedule 1.2..................................................................11

   Real Property..............................................................11

Schedule 11.3.................................................................12

   Required Consents, Approvals and Authorizations............................12

Schedule 11.7.................................................................13

   Listing of All Returns, Reports, Applications, Statements and..............13

   Listing of All Returns, Reports, Applications, Statements and..............13

   Other Documents Required to Have Been Filed Which Have Not Been Filed......13

Schedule 11.9.................................................................14

   Compliance with Laws.......................................................14

Schedule 11.10................................................................15

   Regulatory/Zoning Compliance...............................................15

Schedule 11.11................................................................16

   Environmental..............................................................16

Schedule 12.3.................................................................17

   Required Consents, Approvals and Authorizations............................17


                                       v
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                            ASSET PURCHASE AGREEMENT

         THIS AGREEMENT, entered into as of the 14th day of June, 2001, by and between ILLINOIS CONSOLIDATED TELEPHONE COMPANY, an Illinois corporation ("Seller"), and ODIN TELEPHONE EXCHANGE, INC., an Illinois corporation ("Buyer");

                              W I T N E S S E T H:

         WHEREAS, Seller is an operating telephone company that provides wireline telecommunication services in the Oblong exchange with approximately 1,559 access lines and the Martinsville exchange with approximately 1,131 access lines in the State of Illinois (the Oblong exchange and the Martinsville exchange are collectively referred to herein as the "Exchanges" and the business of Seller associated with the Exchanges is hereinafter referred to as the "Business"); and

         WHEREAS, Buyer desires to acquire from Seller all of Seller's rights, title and interest in and to the Exchanges and certain of Seller's assets used in the operation of the Business, and Seller desires to transfer and sell to Buyer such rights and assets, all subject to and upon the terms and conditions hereinbelow set forth;

NOW, THEREFORE, it is hereby agreed by and between the parties hereto as follows:

                                    ARTICLE I

                                           Agreement to Sell and Purchase Assets

1.1 PERSONAL PROPERTY. Upon the terms and subject to the conditions herein set forth, Seller hereby agrees to sell, transfer, assign and deliver to Buyer, and Buyer hereby agrees to purchase and accept delivery of, at the time and place of Closing (as hereinafter defined), all of Seller's right, title and interest in, to and under the following properties and assets (exclusive of the Excluded Assets, as defined in Section 1.3 below) (the "Personal Property"), free and clear of all liens, claims and encumbrances other than liens for taxes not yet due and payable (the "Personal Property Permitted Exceptions"):

                  (i) all tangible personal property of Seller used or held for use in the operation of the Business as of the date hereof as listed on SCHEDULE 1.1(I) attached hereto, except such thereof as, since the date hereof, has been or, between the date hereof and the Closing Date, may be depleted, returned, retired, abandoned or otherwise disposed of in the ordinary course of business consistent with past practices;

                  (ii) all licenses, certificates, permits, orders and authorizations of the Illinois Commerce Commission (the "ICC") issued to Seller and used in the operation of the Business as listed on SCHEDULE 1.1(II) hereto (the "ICC Licenses") and all licenses, permits, and authorizations of the Federal Communications Commission (the "FCC") issued to Seller and used in the operation of the Business as listed on SCHEDULE 1.1(II) hereto (the "FCC Licenses") and all other licenses, franchises, permits, and authorizations of any other regulatory agency (other than with respect to sales tax licenses) or municipality issued to Seller and used in the operation of the Business as listed on
                           SCHEDULE 1.1(II) hereto (the "Other Licenses") (the FCC Licenses with the ICC Licenses and the Other Licenses, the "Licenses");

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                  (iii)    all of Seller's right, title and interest on and
                           after the Closing Date in, to and under (a) the leases, contracts and agreements listed and described on SCHEDULE 1.1(III) hereto; (b) all agreements between Seller and customers of the Business; and (c) all leases, contracts and agreements relating to the operation of the Business on and after the Closing Date which are entered into by Seller between the date hereof and the Closing Date with the written consent of Buyer, which consent shall not be unreasonably withheld; provided, however, that none of the foregoing items in this Section 1.1(iii) shall include those items prorated in favor of Seller in accordance with Article III hereof;

                  (iv) all of Seller's right, title, and interest in, to and under engineering records, files, data, drawings, blueprints, schematics, maps, reports, lists and plans and processes intended for use in connection with the Business;

                  (v) all of Seller's files of correspondence, records and reports concerning dealings with Federal, state and local regulatory agencies with respect to the Business, including but not limited to all reports filed by or on behalf of the Seller with the FCC and the ICC;

                  (vi) all customer accounts receivable and customer deposits of the Business at the time of Closing and all records and correspondence regarding or relating to the customer accounts, customer accounts receivable and customer deposits; and

                  (vii) all of Seller's right, title and interest in and to all leases, licenses, easements, rights of way, pole attachment agreements, license agreements for joint use of poles, and other property rights to such earth stations, utility poles, real property, fixtures and other similar items used in the operation of the Business, as set forth on SCHEDULE 1.1(VII) hereto.

1.2 REAL PROPERTY. Upon the terms and subject to the conditions herein set forth, Seller hereby agrees to sell, convey and deliver to Buyer, and Buyer hereby agrees to purchase and accept delivery of, at the time and place of Closing, by general warranty deeds, the real property described on SCHEDULE 1.2 attached hereto, including all improvements and fixtures located thereon and easements and other rights appurtenant thereto (the "Real Property").

1.3 EXCLUDED ASSETS. It is understood and agreed that Seller shall not sell to Buyer and that Buyer shall not purchase from Seller any assets of Seller except those assets specifically listed or described in Sections 1.1 and 1.2 above (all assets not listed or described in Sections 1.1 and 1.2 above hereinafter referred to as the "Excluded Assets").

                                   ARTICLE II

                          Purchase Price for Personal Property and Real Property

2.1 PURCHASE PRICE. The purchase price for the Personal Property and the Real Property (collectively, the "Assets") shall be Seven Million Two Hundred Thousand Dollars ($7,200,000.00) (the "Purchase Price"), subject to adjustment in accordance with Article III hereof.

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2.2 PAYMENT OF PURCHASE PRICE. The Purchase Price shall be paid by Buyer to
Seller in cash at the time of Closing by electronic transfer of immediately available funds to an account designated by Seller in writing prior to the Closing Date, subject to adjustment in accordance with Article III hereof.

2.3 ALLOCATION OF PURCHASE PRICE. Buyer shall in good faith determine an allocation of the Purchase Price among the Assets in accordance with their respective fair market values and shall prepare a reasonable Purchase Price allocation schedule as part of the Closing in order to reflect such allocation of the Purchase Price. Buyer and Seller agree to act, and cause their respective affiliates to act, in accordance with any such allocation in any relevant tax returns or similar filings.

                                   ARTICLE III

                              Prorations, Closing Expenses and Other Adjustments

         PRORATIONS AND EXPENSES OF CLOSING. Property taxes, prepaid expenses of Seller, rents, prepaid deposits, prepayments on contracts and leases, and similar items and all other customarily prorated items, including customer payments, shall be prorated between Seller and Buyer as of 11:59 P.M. (Central
Time) on the date immediately preceding the Closing Date. Five (5) business days prior to the Closing, Seller shall provide Buyer with a calculation of the prorations provided for in this Article III (the "Closing Statement"), together with supporting documentation reasonably requested by Buyer. Real property tax prorations shall be based on the most recently ascertainable tax information, including confirmed multipliers; such proration is final and is not subject to adjustment based upon a statement later issued. If the amounts set forth in the Closing Statement under reimbursements to Seller exceed the reimbursements to Buyer, then the difference between such amounts shall be paid to Seller by Buyer at the Closing by an increase of the amount set forth in Section 2.1 hereof. If the amounts set forth in the Closing Statement under reimbursements to Buyer exceed the reimbursements to Seller, then the difference between such amounts shall be paid to Buyer by Seller at the Closing by a reduction of the amount set forth in Section 2.1 hereof.

                                   ARTICLE IV

                                                       Assumption of Liabilities

4.1 ASSUMPTION. Buyer hereby agrees that at the time and place of Closing it will assume and undertake to pay, satisfy or discharge the liabilities, obligations and commitments of Seller which first accrue or are to be performed or satisfied on or after the Closing Date under the leases, contracts, agreements and other items described in Sections 1.1(iii) and 1.1(vii) above, which have been validly assigned to Buyer (including agreements relating to customer deposits) (all such liabilities, obligations and commitments are referred to herein as the "Assumed Liabilities").

4.2 NON-ASSUMPTION. Seller hereby agrees and acknowledges that Buyer will assume no liabilities, obligations and commitments of Seller other than those specifically referred to in Section 4.1 above. No other obligation or liability of Seller or relating to the Business or the Assets, of any nature whatsoever (whether express or implied, fixed or contingent, liquidated or unliquidated, known or unknown, accrued, due or to become due), is being assumed by Buyer, nor shall Buyer be liable to pay, perform or discharge any such obligation or liability, nor shall the Assets be subject to any such obligation or liability (all such obligations or liabilities other than the Assumed Liabilities being referred to in this Agreement hereafter as the "Excluded Liabilities").

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                                    ARTICLE V

                                                             Regulatory Consents

5.1 APPLICATIONS TO THE ICC AND THE FCC. Seller and Buyer hereby agree that (a) the transfer of the Assets by Seller to Buyer contemplated herein is subject to the approval of the ICC (the "ICC Approval"), and (b) the assignment from Seller to Buyer of the FCC Licenses set forth on SCHEDULE 1.1(II) hereto is subject to the approval of the FCC (the "FCC Approval") and further agree that all regulatory approvals including, but not limited to, requested study area waivers must be obtained to the satisfaction of both the Buyer and the Seller. Buyer and Seller hereby agree to file with the ICC and the FCC each application required to obtain such approvals, and to file all such other applications with any such other regulatory authorities or municipalities as may be necessary. Buyer and Seller agree to prosecute said applications with all reasonable diligence and otherwise to cooperate with each other and to use all reasonable efforts to obtain the requisite consents promptly and to carry out the provisions of this Agreement. Each of Buyer and Seller hereby agrees to provide promptly whatever additional information either the ICC or the FCC or any such other regulatory authority or municipality requests in processing said applications, and, without limiting the generality of the foregoing, to use its best efforts to provide such information within the time, if any, established by such agency or municipality in its request. Buyer and Seller shall share equally all fees of the ICC and the FCC and of any other regulatory authority or municipality charged in connection with or incidental to the filing and processing of the aforesaid applications. Buyer shall pay all fees of outside legal counsel, accountants and out-of-pocket expenses in connection with filings with the ICC or FCC. All other fees of legal counsel and accountants and other "out-of-pocket" expenses associated with said applications shall be borne by the party incurring them.

5.2 ICC AND FCC APPROVAL. For purposes of this Agreement, Buyer and Seller acknowledge that (a) the term "ICC Approval" shall mean the issuance (or deemed issuance) by the ICC of a decision or order which shall have become or been declared final and which shall be satisfactory to the Buyer and the Seller: (i) approving the sale of the Assets that are used in the providing of telecommunications services in the Exchanges; (ii) approving any other additional agreement deemed necessary between Buyer and Seller to allow Buyer to operate the Business; (iii) granting to Buyer the ICC Licenses necessary to operate the Business; (iv) designating Buyer as an Eligible Telecommunications Carrier; and (v) providing that the ICC has no objection to the granting of a study area waiver from the FCC, and (b) the term "FCC Approval" shall mean: (i) the issuance of an order by the FCC (including its Common Carrier Bureau or Accounting Policy Division under delegated authority) granting a study area waiver to move the Exchanges from Seller's Illinois study area to Buyer's Illinois study area, and subject to no conditions unsatisfactory to Buyer or Seller, and (ii) the absence of any order or public notice by the FCC (including its Common Carrier Bureau or Competitive Pricing division under delegated authority) rejecting or suspending or setting for investigation any tariff transmittal issued by Buyer to establish or modify interstate access service rates for the Exchanges to be effective on the Closing Date.

5.3 OTHER REGULATORY APPROVALS. Buyer and Seller agree that if either of them, using reasonable judgment, determines that an application to any other local, state or Federal agency or municipality or entity for its approval of the sale contemplated hereby at the Closing is required, including without limitation, any approvals required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and with respect to the Other Licenses as set forth on SCHEDULE 1.1(II) hereto, then Seller and Buyer shall promptly file and join in such application to the extent required by such agency, municipality or entity and shall otherwise act in accordance with, and shall allocate the fees and expenses associated therewith in accordance with, the provisions of Section 5.1 hereof, and that all such approvals must be obtained to the satisfaction of both the Buyer and the Seller.

                                   ARTICLE VI

                                        Time and Place of Closing and Deliveries

6.1 DATE OF CLOSING. The date of closing (the "Closing Date") for the consummation of this transaction unless otherwise mutually agreed by Seller and Buyer shall be the first day of the first month (or if such day is not a business day, the first business day of the first month) immediately succeeding the day which is at least ten days after the date each of the ICC Approval and the FCC Approval and any and all other regulatory and municipality approvals that may be necessary as contemplated by Sections 5.1, 5.2 and 5.3 hereof (collectively, the "Approvals") have been obtained and become final.

6.2 PLACE OF CLOSING. The place of closing hereunder shall be the offices of Meyer Capel, a professional corporation, 306 West Church Street, Champaign, Illinois, 61826-6750, or such other place as may mutually be agreed upon in writing by Seller and Buyer.

6.3 TIME OF CLOSING. The time of closing hereunder shall be 10:00 A.M. (Central
Time) on the Closing Date and shall be effective as of 12:01 A.M. on the Closing Date (the "Closing"). Unless otherwise mutually agreed by Seller and Buyer, the specific date and time for the change of telecommunications service in the Exchanges from Seller to Buyer shall be 12:01A.M. (Central Time) on the Closing Date.

6.4 DELIVERIES. The sale, conveyance, assignment and transfer of the Assets and the assumption by Buyer of the Assumed Liabilities shall be consummated at the Closing by execution and delivery by Seller of a Bill of Sale substantially in the form attached hereto as EXHIBIT A (the "Bill of Sale") and general warranty deeds (the "Deeds") for each parcel of the Real Property, by proper delivery of assignments of Seller's easements, rights of way, pole attachment agreements and license agreements for joint use of poles, and by mutual execution and delivery by Buyer and Seller of an Assignment and Assumption Agreement substantially in the form attached hereto as EXHIBIT B (the "Assumption Agreement"). Buyer shall pay the Purchase Price at the Closing in accordance with the terms of Section
2.2 hereof.

                                   ARTICLE VII

                                    Conditions Precedent to Obligations of Buyer

7.1 ICC, FCC AND OTHER APPROVAL. Prior to the Closing Date, each of the Approvals, and any other required regulatory approvals (including but not limited to municipality approval, if any required, ICC Approval and FCC Approval) and any other approvals or consents required for the assignment by Seller to Buyer of the contracts and agreements included in the Personal Property, shall have become final and have been attained to the satisfaction of Buyer and shall be in effect on the Closing Date.

7.2 ADVERSE PROCEEDINGS. As of the Closing Date, no suit, action, claim or governmental proceeding or investigation shall have been instituted, taken, pending or threatened against Seller which results or reasonably may result in a material adverse effect upon, or substantial disruption of, the transaction contemplated hereby, the Assets, or the Business.

7.3 LICENSES. On the Closing Date (a) Seller shall be the holder of the Licenses; and (b) the Licenses will then be, and after giving effect to the assignment thereof to Buyer will be, in full force and effect with Buyer as the proper License holder; and (c) the Licenses shall constitute any and all of the Licenses Buyer shall need to own and operate a business substantially similar to the Business.

7.4 REPRESENTATIONS AND WARRANTIES. On the Closing Date, (a) each of the representations and warranties of Seller set forth below and all information contained in any exhibit, schedule or attachment hereto or made a part hereof will be true and correct in all material respects as of the date or period specified therein or, if no date or period is specified, as of the Closing Date,
(b) Seller shall then have performed in all material respects all of the undertakings, agreements and covenants to be performed by Seller hereunder on or prior to the Closing Date, and (c) Seller shall have delivered to Buyer a certificate, dated the Closing Date, executed by its President or a Vice President, certifying the conditions specified in this Section 7.4 have been satisfied.

7.5 RELEASE OF SECURITY INTERESTS. On or prior to the Closing Date, all liens on the Assets shall have been released and recorded and evidence thereof shall have been furnished to Buyer.

7.6 TITLE INSURANCE. Buyer shall have received from Seller a current commitment in a form satisfactory to Buyer for an ALTA owner's title insurance policy, in an amount to be determined prior to the Closing Date equal to the portion of the Purchase Price allocated to the Real Property, at or before the date on which the ICC has entered an order approving the sale of the assets (but which order has not yet become final) and in connection therewith, the following shall apply:

                  (i) Buyer shall identify to Seller a national title company reasonably acceptable to Buyer which title company shall issue the commitment described in this
                           Section 7.6;

                  (ii) title to the Real Property shall be merchantable in Seller, free and clear of all taxes and all other liens and encumbrances, except the lien of the general taxes for the year of Closing, due and payable in the following year and except for such other liens and encumbrances as may appear, which other liens and encumbrances shall be released of record at or before Closing;

                  (iii) the commitment shall be accompanied by copies of all instruments and documents referred to therein as affecting title;

                  (iv)     Buyer shall have the right, for a period of thirty
                           (30) days after receipt from Seller of such commitment, together with copies of all documents constituting exceptions to title, to review and object to any of such exceptions that may materially impinge on Buyer's ability to conduct the Business at the Real Property or otherwise impair the marketability of the Real Property. If Buyer fails to give notice to Seller of any such objections within such time period, Buyer shall be deemed to have waived any such objections;

                  (v) if Buyer gives notice to Seller of its objection to any such exceptions to title, Seller shall have thirty (30) days to cure such objections. If Seller is unable or unwilling to cure such objections and to convey title to the Real Property in accordance with the provisions of this Agreement it shall give notice thereof to Buyer within said thirty (30) day period and Buyer may at its option (a) terminate this Agreement by notice delivered to Seller on or prior to the date fifteen (15) days after Seller has given notice that it is unable or unwilling to cure title objections, or (b) waive such defect and proceed with the Closing under this Agreement;

                  (vi) Seller shall pay or credit at closing the premium on the title insurance policy issued pursuant to the commitment, in addition to all costs, if any, incurred in obtaining the commitment and clearing any exceptions; and

                  (vii) within thirty (30) days following Closing, Seller shall cause to be delivered to Buyer a title insurance policy consistent with the title commitment and Buyer's subsequent comments thereto, in final form reasonably acceptable to Buyer.

                                  ARTICLE VIII

                                   Conditions Precedent to Obligations of Seller

8.1 ICC, FCC AND OTHER APPROVAL. Prior to the Closing Date, each of the Approvals, and any other required regulatory, Hart-Scott-Rodino and/or municipality approvals, shall have been attained to the satisfaction of the Seller, and shall be in effect on the Closing Date.

8.2 REPRESENTATIONS AND WARRANTIES. On the Closing Date, (a) each of the representations and warranties of Buyer set forth below will be true and correct in all material respects as of the date or period specified therein or, if no date or period is specified, as of the Closing Date, (b) Buyer shall then have performed in all material respects all of the undertakings, agreements and covenants to be performed by Buyer hereunder on or prior to the Closing Date, and (c) Buyer shall have delivered to Seller a certificate, dated the Closing Date, executed by its President or a Vice President, certifying that the conditions specified in this Section 8.2 have been satisfied.

8.3 RELEASE OF SECURITY INTERESTS. On or prior to the Closing Date, all liens on the Assets shall have been released and recorded and evidence thereof shall have been furnished to Buyer.

                                   ARTICLE IX

                                                                          Waiver

         Seller and Buyer hereby agree that either such party may, in its respective discretion, waive, in whole or in part, at or prior to the time of Closing, the failure of satisfaction of, in the case of Buyer, any of the conditions set forth in Article VII above, or, in the case of Seller, any of the conditions set forth in Article VIII above (other than in each case the condition set forth in Sections 7.1 and 8.1 regarding the ICC's, the FCC's and other consents requested pursuant to Article V hereof). No such waiver by Buyer or Seller shall be effective unless made in writing. In the event any of the conditions set forth in Articles VII or VIII above are not satisfied at or during the respective times therein indicated and are not waived, as above provided, this Agreement shall terminate and be of no force or effect whatsoever; provided, however, that in the event the only condition or conditions not satisfied at the Closing is or are unsatisfied by reason of the failure of Seller to perform any of its undertakings and commitments set forth herein, or the failure of Buyer to perform any of its undertakings and commitments set forth herein, the party not responsible for such failure or satisfaction of such condition or conditions shall be entitled to recover damages, to the fullest extent allowed by law, by reason of the breach by the other party of any of such undertakings and commitments of such party.

                                   ARTICLE X

                                        Additional Covenants of Seller and Buyer

10.1 ACCESS. Between the date hereof and the Closing Date, Seller will permit Buyer and its representatives upon Buyer's reasonable request and upon reasonable notice to Seller to inspect or examine the Assets and the books and records relating to the Assets and operation of the Business during normal business hours.

10.2 CONDUCT OF BUSINESS. Between the date hereof and the Closing Date, Seller will conduct the Business in the ordinary course in substantially the same manner as heretofore conducted.

10.3 MAINTENANCE OF ASSETS. Between the date hereof and the Closing Date, Seller will not sell, lease or otherwise dispose of, or commit to sell, lease or otherwise dispose of, any of the Assets. Seller shall not pledge to otherwise encumber the Assets.

10.4 DELIVERY AND RETENTION OF RECORDS. Upon Closing, Buyer shall be entitled to obtain from Seller and thereafter possess (a) originals, to the extent available, of all records of the Business required to be maintained by the ICC or the FCC or any other regulatory agency (other than taxing authorities) or municipality relating to the Licenses, (b) copies of all records of Seller concerning customers of the Business, and (c) all other relevant records regarding the Business.

10.5 CONSENTS. Prior to the Closing Date, each of Seller and Buyer covenants and agrees that it will reasonably cooperate with the other, and will do all things reasonably necessary in obtaining all consents, if any, required for the assignment by Seller to Buyer of the contracts and agreements included in the Personal Property, including the furnishing of financial and other information specifically with respect to Buyer or Seller, as the case may be, reasonably requested by the person or entity whose consent is being sought.

10.6 TRANSFER TAXES. Buyer shall pay, and indemnify, protect and defend Seller from and against, and Seller shall have the right to collect at Closing, all sales, use, value added or similar taxes, duties, excises or governmental charges imposed by any taxing jurisdiction in connection with the sale, transfer or assignment of the Personal Property as contemplated by this Agreement, but excluding, by way of clarification and not limitation, any taxes in the nature of income taxes that Seller may incur as a result of the consummation of the transactions contemplated hereby, which income taxes shall be the sole responsibility of Seller. Seller shall pay all transfer and stamp taxes in connection with the sale, transfer, or assignment of the Real Property or Personal Property described in Section 1.2 or in Section 1.1 (vii).

10.7 NO SOLICITATION OR NEGOTIATION. Unless and until this Agreement is terminated, neither the Seller nor the Buyer nor any of their affiliates and the directors, officers, employees, representatives or agents of each of them shall initiate or solicit, directly or indirectly, or make any inquiries or proposals with respect to, or have any discussions or negotiations with, any other person or entity relating to the sale of the Assets or the Business.

10.8 OTHER AGREEMENTS. As part of the consideration to the Buyer for entering into this Agreement, Seller, for itself and its affiliates, covenants and agrees that it will not, directly or indirectly, engage in, offer or provide local exchange telephone services within the Exchanges for a period of five (5) consecutive years, from and after the Closing Date.

                                   ARTICLE XI

                                        Representations and Warranties of Seller

         Seller hereby represents and warrants to Buyer as follows:

11.1 ORGANIZATION AND AUTHORITY. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois. Seller has full corporate power and authority to execute, deliver and perform this Agreement and Seller has taken all necessary corporate action to the authorize the execution, delivery and performance of this Agreement.

11.2 NO CONFLICT. The execution, delivery and consummation of this Agreement by Seller is not prohibited by, and will not conflict with, constitute grounds for termination of, or result in a breach of, the terms, conditions or provisions of, or constitute a default under (a) the articles of incorporation or bylaws of Seller; (b) assuming receipt of all necessary consents in order to assign the contracts and other items identified in Sections 1.1(iii) and 1.1(vii) hereof and assuming receipt of the approval of the ICC and the FCC and any other required regulatory or municipality approval as contemplated by Article V hereof, any agreement or instrument to which Seller is now a party with respect to the Business or to which Seller or any of the Assets is otherwise subject; or
(c) assuming receipt of the approval of the ICC and the FCC as contemplated by
Article V hereof and of any other required regulatory or municipality approval, any law, rule or regulation applicable to Seller or the Business.

11.3 BINDING OBLIGATION AND CONSENTS. This Agreement constitutes, and upon execution and delivery, the Bill of Sale, the Deeds and the Assignment and Assumption Agreement will constitute, valid and binding agreements and obligations of Seller enforceable against Seller in accordance with their respective terms. With the exception of the ICC and the FCC and those regulatory authorities and municipalities and other persons or entities listed on SCHEDULE
11.3 attached hereto (the "Required Approvals"), the execution, delivery and performance of this Agreement by Seller and the assignment of the licenses, contracts and agreements included in the Personal Property will not require the consent, approval or authorization of any person, entity or governmental authority.

11.4 TITLE TO AND NATURE OF PERSONAL PROPERTY. Seller has good and marketable title to all of the Personal Property, free and clear of all liens and encumbrances. The tangible Personal Property is in good working order and repair, ordinary wear and tear excepted.

11.5 REAL PROPERTY. Seller has good and merchantable fee simple title to all of the Real Property and all improvements thereon, free and clear of all liens and encumbrances except liens for taxes not yet due and payable and except for such other liens and encumbrances as may appear, which other liens and encumbrances shall be released of record at or before Closing.

11.6 LITIGATION. There is not any pending or, to the knowledge of Seller, threatened litigation against Seller relating to the Assets except for informal inquiries from the ICC. There is not any pending or, to the knowledge of Seller, threatened proceeding or investigation of any other type before any court or governmental agency, Federal, state or local, which reasonably could result in a material adverse effect upon or material disruption of the operations of the Business or the Assets.

11.7 LICENSES. SCHEDULE 1.1(II) constitutes a true and complete list of the licenses, permits, franchises, authorizations and approvals from the FCC and the ICC and from any and all other regulatory or governmental authorities or municipalities (other than taxing authorities) which are required for the lawful conduct of the Business in the manner and to the full extent conducted by Seller. The Licenses are the only licenses, permits, franchises, authorizations and approvals from any regulatory or governmental authority or municipality (other than taxing authorities) or from any other person or entity necessary for Buyer to conduct a business substantially similar to the Business. Except as set forth on SCHEDULE 11.7(A), all returns, reports, applications, statements and other documents required to be filed by Seller with the FCC, the ICC and any other regulatory or governmental authority or municipality with respect to the Business on or before the date hereof have been duly filed or properly extended as permitted by law, and will be as of the Closing Date, and are true and complete in all material respects, and (b) all reporting requirements of the FCC, the ICC and other regulatory or governmental authorities or municipalities having jurisdiction thereof with respect to the Business have been complied with in all material respects. A listing of all returns, reports, applications, statements and other documents filed by Seller with respect to the Business within the past three (3) years with the FCC, the ICC and any other regulatory or governmental authority (other than taxing authorities) or municipality is attached hereto as SCHEDULE 11.7; true and complete copies of all such returns, reports, applications, statements and other documents have been previously provided to Buyer by Seller.

11.8 CONTRACTS. Each of the leases, contracts and agreements listed on SCHEDULE 1.1(III) and/or described in Section 1.1(vii) is in full force and effect and constitutes a valid and binding obligation of, and is legally enforceable in accordance with its terms against, Seller. Seller is not in default under any of the leases, contracts and agreements listed in SCHEDULE 1.1(III) and/or described in Section 1.1(vii) and except as set forth on SCHEDULE 11.3 are all assignable and will not require the consent, approval or authorization of any entity or person. True and complete copies of all written leases, contracts and agreements listed in SCHEDULE 1.1(III) have been furnished to Buyer prior to the date hereof. True and complete copies of all items described in Section 1.1(vii) will be furnished to Buyer within 15 business days of the date hereof.

11.9 COMPLIANCE WITH LAWS. Except as set forth on SCHEDULE 11.9, Seller in its conduct of the Business (including but not limited to with respect to its pole attachments) is and has been in compliance in all material respects with applicable statutes and regulations of the United States of America, the State of Illinois and of any state or municipality or agency of any thereof having jurisdiction over it.

11.10 REGULATORY/ZONING COMPLIANCE. Except as set forth on SCHEDULE 11.10, the Real Property owned or leased by the Seller for use in the Business and the buildings, structures and improvements included within such Real Property (collectively, the "Improvements") comply with all material applicable restrictions, building ordinances and zoning ordinances and all material Regulations of the applicable health and fire departments. No alteration, repair, improvement or other work which could give rise to a lien has been performed with respect to such Improvements within the last one hundred twenty
(120) days that has not been paid for. The Seller's owned or leased Real Property and its continued use, occupancy and operation as currently used, occupied and/or operated in the Business does not constitute a nonconforming use under any Regulation or Order affecting such Real Property, and the continued existence, use, occupancy and operation of such Improvements is not dependent on any special permit, exception, approval or variance. There is no pending or, to the Seller's knowledge, threatened or proposed action or proceeding by any authority to modify the zoning classification of, to condemn or take by the power of eminent domain (or to purchase in lieu thereof), to classify as a landmark, to impose special assessments on or otherwise to take or restrict in any way the right to use, develop or alter all or any part of the Seller's owned or leased Real Property used in the Business.

11.11 ENVIRONMENTAL MATTERS. Except as set forth on SCHEDULE 11.11:

                  (i) no notice, notification, demand, request for information, citation, summons or Order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the Seller's knowledge, threatened by any authority or other entity with respect to the Real Property relating to any environmental permit, license or authorization required in connection with the conduct of the Business or with respect to the generation, treatment, storage, recycling, transportation, disposal or release of any substance regulated under any and all applicable environmental laws or regulation ("Hazardous Materials");

                  (ii) the Seller has not handled any Hazardous Material at the Real Property;

                  (iii) no PCB or asbestos is or has been present at the Real Property;

                  (iv) there are no underground storage tanks for Hazardous Materials, active or abandoned, at the Real Property and no tanks have ever been removed;

                  (v) there has been no release as defined in Section 9601(22) of Title 42 of the United States Code of Hazardous Materials at or under the Real Property;

                  (vi) no oral or written notification of a Release of Hazardous Materials has been filed by or on behalf of the Seller with respect to the Real Property and the Real Property is not listed or proposed for listing on the National Priorities List under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended ("CERCLA") or the Comprehensive Environmental Response and Liability Improvements System ("CERCLIS") or any similar state list of sites requiring investigation or clean-up;

                  (vii) there are no liens arising under or pursuant to any applicable environmental laws or regulation on any of the Real Property and no governmental actions have been taken or are threatened which could subject any of such properties to such liens. Seller is not required to place any notice or restriction relating to the presence of Hazardous Materials on the Real Property; and

                  (viii) there have been no Phase I or Phase II environmental site assessments conducted by or which are in the possession of the Seller in relation to the Real Property;

                  (ix)     true and complete copies of all documents listed on
                           SCHEDULE 11.11 have been furnished to the Buyer prior to the date hereof and the contents of such documents shall be deemed to be incorporated herein for disclosure purposes only.

11.12 NO MATERIAL ADVERSE CHANGE. Since December 31, 1999, there has been no material adverse change in the Business or in the Assets, properties, conditions or prospects of the Business, nor to the knowledge of Seller, is any such change threatened, nor has there been any damage, destruction or loss which could reasonably be expected to have a material adverse effect on the Business, whether or not covered by insurance.

11.13 TAX MATTERS. There are no tax liens upon any of the Assets except liens for taxes not yet due. The Seller warrants that all taxes due and owing on or with respect to the Personal Property and on the Real Property have been paid in full and further warrants that Buyer shall have no liability for any taxes of the Seller in respect of or attributable to the Assets for any period or portion thereof ending on or prior to the Closing Date. All Personal Property has been listed with the appropriate municipality and/or state authority, if required.

11.14 CUSTOMER ACCOUNTS RECEIVABLE. The Seller's customer accounts receivable
(a) have arisen from a bona fide sales transaction in the ordinary course of business of the Seller on ordinary terms, (b) represent valid and binding obligations due to the Seller, enforceable in accordance with their terms, and
(c) are collectible in the ordinary course of business of the Seller, in the aggregate recorded amounts thereof in accordance with their terms without valid set-off or counterclaim.

11.15 BROKERS. Seller has not engaged any agent, broker or other person acting pursuant to the express or implied authority of Seller which is entitled to a commission or broker or finder's fee as a result of the sale of the Assets contemplated by this Agreement.

11.16 MATERIAL DISCLOSURE. No representation or warranty by Seller hereunder contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading.

                                  ARTICLE XII

                                         Representations and Warranties of Buyer

Buyer hereby represents and warrants to Seller as follows:

12.1 ORGANIZATION AND AUTHORITY. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois. Buyer has full corporate power and authority to execute, deliver and perform this Agreement and Buyer has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

12.2 NO CONFLICT. The execution, delivery and consummation of this Agreement by Buyer is not prohibited by, and will not conflict with, constitute grounds for termination of, or result in a breach of, the terms, conditions or provisions of, or constitute a default under (a) the articles of incorporation or by-laws of Buyer; (b) any agreement or instrument to which Buyer is now a party or to which Buyer is otherwise subject; or (c) assuming receipt of all Approvals, any law, rule or regulation applicable to Buyer.

12.3 BINDING OBLIGATIONS AND CONSENTS. This Agreement constitutes, and upon execution and delivery, the Assignment and Assumption Agreement will constitute valid and binding agreements and obligations of Buyer enforceable against Buyer in accordance with their terms. With the exception of the ICC and the FCC and those regulatory authorities and municipalities and other persons or entities listed on SCHEDULE 12.3 attached hereto, the execution, delivery and performance of this Agreement by Buyer and the assignment of the contracts, licenses and agreements included in the Personal Property, will not require the consent, approval or authorization of any person, entity or governmental authority.

12.4 LITIGATION. There is not any pending or, to the knowledge of Buyer, threatened litigation, proceeding or investigation before any court or governmental agency, Federal, state or local, which reasonably could result in a material adverse effect upon Buyer's ability to consummate the transactions contemplated by this Agreement.

                                  ARTICLE XIII

                                                                    Risk of Loss

         Seller and Buyer hereby agree that the risk of any loss or damage to any of the Assets (ordinary wear and tear excepted) shall be on Seller at all times on or prior to the Closing Date. In the event of any such loss or damage to any of the Assets, Seller shall use all reasonable efforts to repair, replace or restore the same to at least their condition immediately preceding such loss or damage as soon as possible. If any lost or damaged Assets shall not have been repaired, replaced or restored by the Closing Date (ordinary wear and tear excepted), Buyer may, by written notice to Seller, elect to (a) postpone the Closing for a period of not more than thirty (30) days to permit Seller an opportunity to repair, replace or restore the lost or damaged Assets; (b) terminate this Agreement, if and only if such loss or damage cannot be repaired, restored or replaced within such thirty (30) day period, in which event this Agreement shall be null and void; or (c) proceed with the Closing in which latter event Buyer shall take such Assets in their condition on the Closing Date and Seller shall pay or assign to Buyer all insurance proceeds paid or payable to Seller as a result of such loss or damage to the extent such proceeds exceed the aggregate amount previously expended by Seller in repair, replacement or restoration of lost or damaged Assets. If such postponement would extend the Closing Date beyond the period within which the Approvals are effective, Seller and Buyer shall cooperate in filing all such petitions or other documents with the ICC and the FCC and such other regulatory authorities and municipalities as may be necessary to extend such period.

                                  ARTICLE XIV

                                                                 Indemnification

14.1 INDEMNIFICATION OF BUYER. During the Indemnification Period (as hereinafter defined) (or thereafter solely with respect to a claim for indemnification for which notice has been given prior to the expiration of the Indemnification Period), Seller hereby agrees to indemnify and hold Buyer, its affiliates, officers, directors and representatives harmless from and against any and all losses, damages and expenses (including, but not limited to, reasonable attorneys' fees) resulting from or arising out of (a) the ownership, management or use of the Assets and/or the operation of the Business before the Closing Date, except to the extent Buyer has specifically assumed such obligations under the terms of this Agreement; (b) the breach of any of the representations and warranties of Seller set forth in this Agreement; (c) the breach of any of the covenants or obligations of Seller set forth in this Agreement; and (d) the Excluded Liabilities.

14.2 INDEMNIFICATION OF SELLER. During the Indemnification Period (or thereafter solely with respect to a claim for indemnification for which notice has been given prior to the expiration of the Indemnification Period), Buyer hereby agrees to indemnify and hold Seller harmless from and against any and all losses, damages and expenses (including, but not limited to, reasonable attorneys' fees) resulting from or arising out of (a) the ownership, management or use of the Assets and/or the operation of the Business after the Closing Date; (b) the breach of any of the representations and warranties of Buyer set forth in this Agreement; (c) the breach of any of the covenants or obligations of Buyer set forth in this Agreement; and (d) the Assumed Liabilities.

14.3 LIMITATIONS OF LIABILITY.

         (a) No liability for indemnification shall arise on the part of the Seller or the Buyer under this Article XIV (excluding claims arising out of Excluded Liabilities) unless and until the aggregate amount of such claims exceed Fifty Thousand Dollars ($50,000.00) (the "Basket Amount"); provided, however, that in the event the claims exceed the Basket Amount, the indemnifying party shall indemnify the indemnified party only for those losses in excess of Fifty Thousand Dollars ($50,000.00).

         (b) Notwithstanding anything herein to the contrary, the maximum aggregate liability of Seller under this Article XIV shall be limited to the amount of the Purchase Price.

14.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND COVENANTS AND OBLIGATIONS. The representations and warranties, covenants and indemnification and other obligations of Seller and Buyer set forth in this Agreement shall expire on the eighteen (18) month anniversary of the Closing Date except as otherwise specifically stated herein. Such eighteen (18) month time period is referred to herein as the "Indemnification Period". At the end of the Indemnification Period, each such representation and warranty and covenant and obligations shall expire together with any right to indemnification relating thereto, except to the extent a written notice asserting a claim for breach of any such representation or warranty or covenant or obligation or otherwise asserting a claim for indemnification hereunder shall have been given prior to the termination of such Indemnification Period to the party which made such representation or warranty, covenant or indemnification or other obligation; provided, however, that notwithstanding any provision of this Section 14.4 to the contrary, Buyer's obligation to indemnify Seller and Seller's obligation to indemnify Buyer with respect to any third party or tax claim shall be fully enforceable through and until the expiration of the statute of limitations applicable to any such claim, as such statute of limitations may have been extended by agreement from time to time.

14.5 INDEMNIFICATION PROCEDURES.

         (a) Each of Buyer and Seller agrees to give written notice within thirty (30) days to the other of any claim against the party giving notice which might give rise to a claim by it against another party hereto based upon the indemnity provisions contained herein. The failure to give notice within thirty
(30) days as required by this Section 14.5 shall not serve to eliminate or limit the obligation to indemnify unless such failure prejudices the rights of the indemnifying party and then only to the extent of any damages caused by the failure to notify. In the event that any action, suit or proceeding is brought against any party entitled to be indemnified pursuant to Section 14.1 or 14.2 hereof with respect to which any party hereto may have liability under the indemnity provisions contained herein, the indemnifying party, subject to the satisfaction of the indemnified party, shall have the right, at its sole cost and expense, to defend such action in the name and on behalf of the indemnified party and, in connection with any such action, suit or proceeding, the parties hereto agree to render to each other such assistance as may reasonably be required in order to insure the proper and satisfactory defense of any such action, suit or proceeding. If the indemnifying party shall fail to defend such action, the indemnified party shall have the right to employ its own counsel, but the fees and expenses of the indemnified party shall be at the expense of the indemnifying party. No party hereto shall make settlement of any claim which might give rise to liability of another party hereto under the indemnity provisions contained herein without the written consent of such other party, which consent such other party covenants shall not be unreasonably withheld, unless the indemnifying party has failed to defend such action and then the indemnified party shall be entitled at its sole discretion to settle the action at the expense of the indemnifying party. Any claim for which indemnification occurs hereunder shall be, to the extent appropriate, assigned (without recourse) to the indemnifying party.

         (b) Prior to Buyer or Seller asserting any claim under this Article XIV, such claimant shall file, or cause to be filed, a claim with respect to such indemnified claim in question under any applicable insurance policies that may be maintained by such claimant or any affiliate thereof. The allowance or disallowance of such insurance claim shall not be a condition precedent to the indemnifying party's obligation under this Article XIV. In the event that any insurance policies maintained by the claimant would cover such indemnified claim, then, subject to the other terms of this Article XIV, the indemnifying party's indemnification for such indemnified claim shall be limited to any deductible and amounts in excess of the amounts actually collected by the claimant for such indemnified claim.

                                   ARTICLE XV

                                             Sale of Subscriber List Information

15.1 SALE OF SUBSCRIBER LIST INFORMATION BY BUYER. Buyer shall provide McLeodUSA Publishing Company ("Publisher") with Buyer's complete subscriber list information ("SLI") for the Exchanges which is gathered by Buyer in its capacity as provider of telephone exchange service for the Exchanges, with the SLI being timely through the date identified in writing by Publisher. Buyer shall provide the SLI for the Exchanges to the Publisher on the same terms and conditions that Buyer is then providing to Publisher the SLI for other exchanges for which Buyer provides telephone exchange services.

                                  ARTICLE XVI

                                                                     Termination

16.1 TERMINATION BY BUYER. Subject to the terms of Article IX hereof, Buyer may by written notice to Seller terminate this Agreement in the event any of the conditions to the obligations of Buyer set forth in Article VII above are not satisfied by the applicable time period set forth herein. If this Agreement is terminated by Buyer, all items of value delivered by one party to the other shall be redelivered to the delivering party.

16.2 TERMINATION BY SELLER. Subject to the terms of Article IX hereof, Seller may by written notice to Buyer terminate this Agreement in the event any of the conditions to the obligations of Seller set forth in Article VIII above are not satisfied by the applicable time period set forth herein.

16.3 FAILURE TO CLOSE BY DECEMBER 31, 2001. Buyer or Seller may, by written notice to the other, terminate this Agreement in the event the Closing has not occurred by December 31, 2001, unless such failure to close shall be due to a breach of this Agreement by the party seeking to terminate the Agreement or such failure to close shall be due to the non-receipt of satisfactory ICC Approval or FCC Approval, which approval has been diligently sought, and in which case this date shall automatically be extended for ninety (90) days.

16.4 EFFECT OF TERMINATION. In the event of the termination of this Agreement, pursuant to the provisions hereof, none of the parties hereto (nor any of their partners, stockholders, directors, officers, employees, agents or affiliates) shall have any liability or further obligation hereunder to the other party, except that nothing herein shall relieve any party from any liability for any breach of this Agreement.

                                  ARTICLE XVII

                                                                   Miscellaneous

17.1 FURTHER ASSURANCES. After the Closing Date, each party, at the request of the other and without additional consideration, shall execute and deliver or cause to be executed and delivered from time to time such further instruments of conveyance and transfer and shall take such other action as the other may reasonably require to convey and deliver good title to the Assets to Buyer, to perfect Buyer's title thereto and to accomplish the orderly transfer of the Assets and the Business to Buyer in the manner contemplated by this Agreement and to consummate the transactions contemplated hereby.

17.2 SELLER'S CONTROL OVER BUSINESS. No provision of this Agreement shall be construed to abrogate Seller's control of and responsibility for the operation of the Business prior to the actual transfer of title of the Assets hereunder to Buyer at the Closing as approved by the ICC, the FCC and other required regulatory or municipality approval.

17.3 EXPENSES. Except as otherwise specifically set forth in this Agreement, Seller and Buyer shall each bear their own expenses incurred in connection with the execution and performance of this Agreement.

17.4 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither party may assign this Agreement without the prior written consent of the other party, except that either party may assign its rights hereunder to an affiliate of the party without the need for further consent of any kind.

17.5 NOTICES. Any notice or other communication required or permitted to be given by any party hereto to any other party hereto shall be in writing and delivered in person or mailed by prepaid registered or certified mail or sent by facsimile with the transmission confirmed by telephone,

If to Seller, to:          Illinois Consolidated Telephone Company
                           121 South 17th Street
                           Mattoon, Illinois 61938
                           Attn:    Joseph R. Dively
                           Fax:             (217) 234-9934
                           Telephone:       (217) 258-9520

                           And

                           Illinois Consolidated Telephone Company
                           121 South 17th Street
                           Mattoon, Illinois, 61938
                           Attn:    Edward B. Pence
                           Fax:             (217) 234-8131
                           Telephone:       (217) 235-4457
with a copy to:            McLeodUSA Incorporated
                           6400 C Street SW
                           Post Office Box 3177
                           Cedar Rapids, Iowa 52406
                           Attn:   General Counsel
                           Fax:             (319) 790-7901
                           Telephone:       (319) 790-7775


If to Buyer, to:           Odin Telephone Exchange, Inc.
                           c/o FairPoint Communications, Inc.
                           521 East Morehead Street
                           Suite 250
                           Charlotte, North Carolina 28202
                           Attn:    Eugene B. Johnson, Vice Chairman and
                                    Executive Vice President
                           Fax:             (704) 344-1594
                           Telephone:       (704) 344-8150

                           And

                           FairPoint Communications, Inc.
                           521 East Morehead Street
                           Suite 250
                           Charlotte, North Carolina 28202
                           Attn:    Shirley J. Linn, Vice President and
                                    General Counsel
                           Fax:             (704) 344-1594
                           Telephone:       (704) 344-8150

with a copy to:            Susan L. Sowell, Esq.
                           Rosenman & Colin LLP
                           401 South Tryon Street
                           Suite 2600
                           Charlotte, North Carolina 28202
                           Fax:             (704) 444-2060
                           Telephone:       (704) 444-2026

or to such other address for such party as may be designated by it by notice pursuant hereto. A notice shall be deemed delivered when delivered personally or, if given by mail as aforesaid, on the third day after the date the same is postmarked or, if sent by facsimile on the date receipt of such facsimile is confirmed, unless such day of confirmation is not a business day, in which case receipt shall be the first business day thereafter.

17.6 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and, except as herein set forth, there are no warranties, express or implied, by any party hereto to the other.

17.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

17.8 AMENDMENTS. This Agreement may not be amended or modified in any respect except by a writing executed by the parties hereto. Any failure by either party to comply with any of its obligations, agreements, covenants or indemnities contained in this Agreement may be waived in writing, but not in any other manner, by the party against which enforcement of the waiver is sought.

17.9 WAIVER OF COMPLIANCE WITH BULK TRANSFER LAWS. Buyer hereby waives compliance by Seller with the provisions of the bulk transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement. Notwithstanding anything to the contrary in this Agreement, Seller agrees to indemnify and hold Buyer harmless from and against all damages, liabilities, losses, and expenses (including attorneys' fees and expenses) resulting from or arising out of Seller's failure to comply with, or to provide notice with respect to, the bulk transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement.

17.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts (including by facsimile signature), each of which shall be an original, but all of which together shall constitute one instrument.

17.11 SEVERABILITY. In the event any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable, such illegality, invalidity or unenforceability shall not affect any other provisions of this Agreement.

17.12 HEADINGS. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

17.13 CONSTRUCTION. Wherever the word "including" is used herein such word shall be deemed to mean "including, but not limited to" in each such case.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                  ILLINOIS CONSOLIDATED TELEPHONE COMPANY


                  /s/ J. LYLE PATRICK
                  --------------------------------------------

                  By:      J. Lyle Patrick

                  Title:   Vice President & CFO


                  ODIN TELEPHONE EXCHANGE, INC.


                  /s/ WALTER E. LEACH, JR.
                  --------------------------------------------

                  By:      Walter E. Leach, Jr.

                  Title:   Senior Vice President

                                    Exhibit A

                                  Bill of Sale

         Pursuant to the Asset Purchase Agreement dated June 14, 2001 (the "Agreement") among ODIN TELEPHONE EXCHANGE, INC., an Illinois corporation ("Buyer") and ILLINOIS CONSOLIDATED TELEPHONE COMPANY, an Illinois corporation ("Seller"), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller does hereby sell, assign, transfer, convey and deliver unto Buyer and its successors and assigns all of Seller's right, title and interest in, to and under the Personal Property (as such term is defined in the Agreement).

         Seller will provide to Buyer such further assurances and execute such further instruments as may be reasonably requested by Buyer from time to time and as may be reasonably necessary to assure, complete and evidence the full and effective conveyance of the property hereby sold and conveyed free and clear of all liens, claims and encumbrances.

         Seller warrants to Buyer that Seller has good, unencumbered title to the Personal Property and further warrants that Seller has full right, title, interest and authority to sell, transfer, assign, convey and deliver the Personal Property to Buyer.

         This Bill of Sale shall be binding upon the successors and assigns of Seller and shall inure to the benefit of the successors and assigns of Buyer.

         IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be duly executed and delivered as of the _____ day of _________________, 2001.


                             ILLINOIS CONSOLIDATED TELEPHONE COMPANY


                             ---------------------------------------------

                             By:      _________________________________

                             Title:   _________________________________

                                    Exhibit B

                       Assignment and Assumption Agreement

         This Assignment and Assumption Agreement dated as of the ______ day of _____________, 2001, is by and between ILLINOIS CONSOLIDATED TELEPHONE COMPANY, an Illinois corporation ("Seller"), and ODIN TELEPHONE EXCHANGE, INC., an Illinois corporation ("Buyer").

         WHEREAS, Buyer and Seller have entered into that certain Asset Purchase Agreement, dated June 14, 2001 (the "Agreement");

         WHEREAS, pursuant to the Agreement, Seller is selling to Buyer certain assets of Seller; and

         WHEREAS, pursuant to the Agreement, Seller is to assign to Buyer all of its right, title and interest on the date hereof in, to and under certain contracts and other agreements described below and Buyer is to assume the liabilities, obligations and commitments hereinafter described from and after the date hereof;

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. For value received as provided in the Agreement, Seller does hereby sell, assign, transfer and convey to Buyer all of Seller's right, title and interest in, to and under (i) the contracts and agreements described in Section 1.1(iii) and listed on Schedule 1.1(iii) of the Agreement and those easements, licenses, rights of way, agreements and other items described in Section 1.1(vii) and listed on Schedule 1.1
         (vii) of the Agreement (collectively, the "Contracts").

2. Buyer hereby agrees to assume and undertake to pay, satisfy and discharge the liabilities, obligations and commitments of Seller which first accrue or are to be performed or satisfied on or after the date hereof under the Contracts. Other than specifically stated herein, Buyer assumes no obligations of Seller.

         This Assignment and Assumption Agreement shall be binding upon the successors and assigns of Buyer and Seller and shall inure to the benefit of the successors and assigns of Buyer and Seller.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be duly executed and delivered as of the date set forth above.

                  SELLER:

                  ILLINOIS CONSOLIDATED TELEPHONE COMPANY


                  ---------------------------------------------

                  By:      _________________________________

                  Its:     _________________________________



                  BUYER:

                  ODIN TELEPHONE EXCHANGE, INC.


                  ---------------------------------------------

                  By:      _________________________________

                  Its:     _________________________________

                                 SCHEDULE 1.1(I)

                           Tangible Personal Property

                                  SEE ATTACHED

                              MARTINSVILLE EXCHANGE

                                 PLANT PROPERTY

                              MARTINSVILLE EXCHANGE

                             OUTSIDE PLANT PROPERTY

                                 OBLONG EXCHANGE

                                 PLANT PROPERTY

                                 OBLONG EXCHANGE

                             OUTSIDE PLANT PROPERTY

                                SCHEDULE 1.1(II)

      Licenses, Permits and Authorizations of Illinois Commerce Commission

         Seller has authority to provide services in the Exchanges from the Illinois Commerce Commission pursuant to Section 13-401 of the Illinois Public Utilities Act.

         Licenses, Permits and Authorizations of Federal Communications
Commission


                  NONE


         Licenses, Permits and Authorizations of Other Regulatory Agencies or Municipalities


Oblong: Franchise Agreement of ICTC with the Village of Oblong, dated May 4, 1966, as subsequently revised, copy of which has been provided to Buyer.

Martinsville: Franchise Agreement of ICTC with the City of Martinsville, dated May 17, 1966, copy of which has been provided to Buyer.

                                SCHEDULE 1.1(III)

                        Leases, Contracts and Agreements

                  NONE

                                SCHEDULE 1.1(VII)

                   Leases, Licenses and Other Property Rights

        Buyer and Seller will cooperate to produce an exhibit to this Schedule which contains a listing of all easements used in the operation of the Business within fifteen (15) business days after this Agreement is signed.

         All of that portion of Seller's interest in a Pole Attachment Agreement entered into with Central Illinois Public Service Company dated August 1, 1938 that pertains to poles used in the operation of the Business.

                                  SCHEDULE 1.2

                                  Real Property

1. Lot 29 in Jones First Addition to the Town (now City) of Martinsville, Clark County, Illinois, locally known as 210 E. York Street, Martinsville, Illinois, tax index numbers 12 09 065 012 00.

2. Lot 23 in D.W. Odell's First Addition to the Village of Oblong, Crawford County, Illinois, locally known as 105 E. Illinois Street, Oblong, Illinois, tax index number 044 31 012 024 000.

                                  SCHEDULE 11.3

                 Required Consents, Approvals and Authorizations

ICC approval is needed.

FCC approval is needed.

Village of Oblong consent may be needed.

City of Martinsville consent may be needed.

                                  SCHEDULE 11.7

          Listing of All Returns, Reports, Applications, Statements and Other Documents Filed by Seller Within the Past Three (3) Years


ICC Annual Reports:

         (a)      Form 23A Annual Report

         (b)      Annual Report Data Request

FCC Number Utilization Report Form 502


          Listing of All Returns, Reports, Applications, Statements and Other Documents Required to Have Been Filed Which Have Not Been Filed


                                      NONE

                                  SCHEDULE 11.9

                              Compliance with Laws

                                      NONE

                                 SCHEDULE 11.10

                          Regulatory/Zoning Compliance

                                      NONE

                                 SCHEDULE 11.11

                                  Environmental

Seller has provided to Buyer a complete copy of:

         1) Phase I Environmental Site Assessment for 210 E. York Street, Martinsville, Illinois, dated July 28, 1997.

         2) Phase I Environmental Site Assessment for 105 E. Illinois Avenue, Oblong, Illinois, dated July 28, 1997, and information regarding replacement of roof on building at this location during fall 2000.

                                  SCHEDULE 12.3

                 Required Consents, Approvals and Authorizations


         ICC approval is needed.

         FCC approval is needed.

         Village of Oblong consent may be needed.

         City of Martinsville consent may be needed.